Exhibit 10.26

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of December 27, 2023 (the “Effective Date”), by and between Jim McCormick (the “Executive”) and Western Acquisition Ventures Corp. (the “Company”).

POSITION AND RESPONSIBILITIES The Company hereby employs Executive as the Chief Executive Officer (CEO), Chief Financial Officer (CFO), and a member of the Board of Directors.

1.

COMPENSATION In consideration for the services provided by the Executive, the Company agrees to pay the Executive a total compensation of $125,000 annually. This compensation will be divided into two parts:

a.	Cash Payment: The Executive shall receive $40,000 in cash.
b.	Stock Payment: The Executive shall receive $85,000 in the form of Company stock.

The compensation shall cover one full year beginning on the Effective Date and is conditional on the closing (the “Closing”) of the planned business combination between the Company and Cycurion, Inc. (such transaction, or any alternative transaction, the “Business Combination”). The compensation is payable in one lump sum within three business days after the Closing.

2.

D&O INSURANCE The Company shall provide Directors and Officers (D&O) Insurance coverage for the Executive, which will remain in effect through the Closing. In addition, the D&O Insurance will include a standard tail covering a reasonable period after the Closing.

3.	TERMINATION In the event of termination, the Executive's entitlement to compensation, benefits, and stock vesting shall be governed by the terms outlined in the Company’s standard termination policy.
4.	CONFIDENTIALITY AND NON-COMPETE The Executive agrees to abide by the Company's confidentiality and non-compete policies, as outlined in the Employee Handbook.
5.	GOVERNING LAW This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

Jim McCormick (Executive)

Western Acquisition Ventures Corp.
[NAME] [TITLE]